                         GELTEX PHARMACEUTICALS, INC.

                               2,500,000 Shares

                                 Common Stock


                        FORM OF UNDERWRITING AGREEMENT


                                 March ___, 1998



COWEN & COMPANY
HAMBRECHT & QUIST LLC
CIBC OPPENHEIMER CORP.
As Representatives of
   Several Underwriters
c/o Cowen & Company
Financial Square
New York, NY  10005

Ladies and Gentlemen:

      GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (herein collectively called the "Underwriters") an aggregate of 2,500,000 shares of the Company's common stock, par value $.01 per share (herein called the "Common Stock"). The foregoing shares of Common Stock (herein called the "Firm Shares") are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the respective names of such Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to 375,000 shares of Common Stock (herein called the "Option Shares" and with the Firm Shares herein collectively called the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

      The Company hereby confirms the agreements made with respect to the purchase of the Shares by the several Underwriters for whom you are acting as Representatives.

      1. Registration Statement. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45151), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares. The Company and the proposed offering meet the conditions for the use of Form S-3. The Registration

Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. Copies of such Registration Statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission), heretofore filed by the Company with the Commission have been delivered to you.

      Any reference herein to the Registration Statement, any Pre-Effective Prospectus or the Prospectus shall be deemed to include the documents incorporated therein by reference, and any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A and prior to the termination of the offering of the Shares by the Underwriters. Any reference herein to the Registration Statement, any Pre-Effective Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission on the Commission's Electronic Data Gathering, Analysis and Retrieval.

      The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, any registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act and all information omitted therefrom in reliance upon Rule 430A of the Commission and contained in the Prospectus referred to below, in the form in which it became effective and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean (a) the prospectus relating to the Shares first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A of the Commission or (b) the term sheet or abbreviated term sheet filed by the Company with the Commission pursuant to Rule 424(b)(7) together with the last preliminary prospectus included in the Registration Statement filed prior to the time it became effective or filed pursuant to Rule 424(a) under the Securities Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, except that if any revised Prospectus shall be provided to the several Underwriters by the Company for use in connection with the offering of the Shares which Prospectus differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to the several Underwriters for such use. The term "Pre-Effective Prospectus" as used in this Agreement shall mean each prospectus (subject to completion) included in the Registration Statement prior to the time the Registration Statement became effective. The Company has caused to be delivered to you copies of each Pre-Effective Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

      The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after the Registration Statement becomes effective.

      2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters as follows:

         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its businesses as described in the Registration Statement and as being conducted and is duly qualified or licensed to transact business in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, operations, financial conditions, income or business prospects of the Company as presently being conducted). The Company has no "significant subsidiaries" as defined in Rule 1-02 of the Commission's Regulation S-X.

         (b) The Company now holds, and at the First Closing Date (as hereinafter defined) will hold, all material licenses, certificates and permits from state, Federal, and other regulatory authorities that are necessary for the conduct of its business as it is presently conducted, except where the failure to hold such licenses, certificates and permits would not have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company; the Company is not in violation of its corporate charter or by-laws, or in default in the performance or observance of any provision of any obligation, agreement, covenant, or condition contained in a bond, debenture, mortgage, loan agreement, joint venture, or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound, or in violation of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic or foreign, except where such violation would not have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company as presently being conducted.

         (c) Except as disclosed in the Prospectus, the Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which is necessary for the conduct of its business as it is presently conducted, except where the failure to own or possess, such patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks service marks, trade names and copyrights would not have a material adverse effect on the business, properties, operations, financial condition or income of the Company. Except as disclosed in the Prospectus, the Company has not received notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects of the Company as presently being conducted or as proposed to be conducted.

         (d) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, except (i) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (ii) to the extent that indemnification provisions herein may be limited by applicable federal or state securities laws; the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material indenture, mortgage, deed or trust, loan agreement, bond debenture, note agreement, or other material evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the property of the Company is bound, (ii) the corporate charter or by-laws of the Company, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or over the properties of the Company; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act or under applicable state securities laws.

         (e) Except as set forth in the Prospectus, there is not any action, suit or proceeding, at law or in equity, against the Company by a private litigant, by any Federal, state, or other commission, board or agency, or any proceedings before any administrative agency pending or, to the knowledge of the Company, threatened, wherein any unfavorable decision, ruling or finding could adversely affect the business, properties, operations, financial condition, income or business prospects of the Company as presently being conducted, or prevent consummation of the transactions contemplated hereby.

         (f) The capitalization of the Company is as set forth in the "Actual" column under the caption "Capitalization" in the Registration Statement and the Prospectus, it being understood that the information therein regarding shares outstanding is as of December 31, 1997. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully-paid and non-assessable. The Shares have been duly and validly authorized, and when issued and paid for on the First Closing Date and the Option Closing Date (each as hereinafter defined) will be duly and validly issued, fully paid and non-assessable; there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of the Shares; and there are no outstanding options, warrants or other rights, granted to or by the Company to purchase shares of Common Stock or other securities of the Company other than as described in the Prospectus other than options granted pursuant to employee and director plans after the date as of which information with respect thereto is given in the Prospectus. No holder of shares of Common Stock or other securities of the Company has the right (other than a right which has been waived) (i) to have any securities owned by such holder included in the Registration Statement or (ii) to require registration of any securities owned by such holder under the Securities Act at any time prior to and including the date 90 days following the Effective Date. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein. A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is duly registered thereunder. The Company's Common Stock is listed on the Nasdaq National Market, and the Company has received no notice of any proceeding having the purpose or effect of discontinuing such listing. The Company has filed a notification form relating to the issuance of the shares with the National Association of Securities Dealers, Inc. ("NASD") in accordance with the NASD By-laws. The Company knows of no reason or set of facts which is likely to result in the termination of inclusion of the Common Stock in the Nasdaq National Market or the inability of the Shares to continue to be included in the Nasdaq National Market.

            (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, operations, financial condition, income or business prospects of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus that would be required to be disclosed therein.

            (h) To the best of the Company's knowledge, the Commission has not issued an order preventing or suspending the use of any Pre-Effective Prospectus or the Prospectus, nor has it instituted proceedings for that purpose and each Pre-Effective Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, the Pre-Effective Prospectus and the Prospectus comply, and on the First Closing Date and the Option Closing Date will comply, in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. There are no contracts or documents of the Company which would be required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commission which have not been filed as exhibits to the Registration Statement. The documents incorporated by reference in the Prospectus when they became effective or were filed with the Commission conformed in all respects to the requirements of the Exchange Act or the Securities Act and the rules and regulations thereunder. On the Effective Date and at all times subsequent thereto up to and including the First Closing Date and the Option Closing Date, neither the Registration Statement nor any amendment thereto, and neither the Pre-Effective Prospectus or the Prospectus, nor any supplement thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Registration Statement at any time other than the Effective Date and the Pre-Effective Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that none of the representations and warranties in this subsection (h) shall apply to statements in or omissions from the Registration Statement, the Pre-Effective Prospectus or the Prospectus made in reliance upon and in conformity with the information set forth in Section 4 hereof.

         (i) The financial statements of the Company, together with related notes thereto incorporated by reference in the Registration Statement, the Pre-Effective Prospectus and the Prospectus, present fairly in all material respects the financial position and the results of operations of the Company, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such period have been made. The summary and selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included therein.

         (j) The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements (or as described as owned by it in the Registration Statement) hereinabove described subject to no liens, mortgages, pledges, charges or encumbrances of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement.

         (k) All material leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which the Company is a party, or by which the Company is bound, are in full force and effect or have expired or terminated in accordance with their terms or have been superseded by leases, contracts or agreements referred to in the Registration Statement or subsequently filed as exhibits to the Registration Statement.

         (l) The Company has filed all Federal, state and foreign tax returns which have been required to be filed (or have obtained any required extensions in connection therewith) and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith, except where the failure to file such returns would not have a material adverse effect on the business, properties, operations, financial condition, income or business prospects of the Company. The Company has no knowledge of any tax deficiency which has been or might be asserted against it which would materially and adversely affect the business or properties of the Company. To the knowledge of the Company, all tax liabilities are adequately provided for on the books of the Company.

         (m) Each approval, consent, order, authorization, designation, declaration, or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect, except such steps as may be required by the National Association of Securities Dealers, Inc. (herein called the "NASD") or as may be necessary to qualify the Shares for public offering by the Underwriters under the state securities laws or filing requirements under Rule 424(b) or Rule 430A.

         (n) To the Company's knowledge, Ernst & Young LLP, who have certified certain of the financial statements included in the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

         (o) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (herein called the "Investment Company Act").

         (p) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act.

      3. Purchase of the Shares by the Underwriters.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company, the respective aggregate number of the Firm Shares set forth opposite its name in Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Sections 3(b) and 3(c) of this Agreement, the agreement of each Underwriter is to purchase only the respective number of shares of the Firm Shares specified in Schedule I. The purchase price of the Shares to be paid by the several Underwriters shall be $_____ per share, being an amount equal to the public offering price less $_____per share.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to the other Underwriters, and such non-defaulting Underwriters shall have the right within 24 hours after the receipt by such Underwriters of such notice to purchase in such other proportions as they may mutually agree, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase; provided, however, that if the non-defaulting Underwriters fail to make such purchases with respect to such Shares, the number of such Shares which a non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb all of the remaining Shares. Notwithstanding the foregoing, the non-defaulting Underwriters shall not be obligated to purchase the Shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of shares which the Underwriters have agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, in addition to any other right or remedies it may have, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters for the purchase of such Shares on the terms herein set forth. The term "Underwriter" shall include any such substituted underwriter. In any such case where the number of Shares to be purchased by the defaulting Underwriters exceeds 10% of the total number of Shares to be purchased hereunder, either the non-defaulting Underwriters or the Company shall have the right to postpone the First Closing Date or Option Closing Date, as the case may be, determined as provided in
Section 5, for not more than seven (7) business days after the date originally fixed as the First Closing Date or Option Closing Date, as the case may be, pursuant to Section 5, in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the aggregate number of shares to be purchased by the defaulting Underwriter(s) exceeds 10% of the total number of shares which the Underwriters have agreed to purchase hereunder and neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all of the Shares which the defaulting Underwriter(s) agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to the non-defaulting Underwriters and without any liability on the part of the non-defaulting Underwriters to the Company. Nothing in this Section 3(b), and no action taken hereunder, shall relieve the defaulting Underwriter or Underwriters from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, the Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares, as set forth in Section 3(a). Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The option may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth (30th) day after the date of the Prospectus, upon written or fax notice by you to the Company setting forth the aggregate number of the Option Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the Option Shares, and payment therefore, shall be made as provided in Section 5 hereof. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

      4. Offering by Underwriters. The first sentence of the last paragraph on the cover page of the Prospectus, the statement with respect to stabilization and passive market making set forth on the inside front cover page of the Prospectus and the information under "Underwriting" in the Registration Statement, any Pre-Effective

Prospectus, and the Prospectus relating to the Shares filed by the Company (insofar as such information relates to the Underwriters), including the concession and reallowance amounts appearing in the third paragraph thereof, constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Pre-Effective Prospectus, and the Prospectus, and you represent and warrant to the Company that the statements made therein are correct and complete and comply with the rules and regulations of the Commission under the Securities Act.

      5. Delivery of and Payment for the Shares.

         (a) Delivery of certificates for the Firm Shares and the Option Shares (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 a.m., New York City time, on the date two (2) business days preceding the First Closing Date), and payment therefor, shall be made at the offices of Cowen & Company, Financial Square, New York, New York at 10:00 a.m., New York City time, on the fourth (4th) business day after the date of this Agreement, unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Exchange Act or at such time on such other day not later than seven (7) full business days after such fourth (4th) business day as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "First Closing Date."

         (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York City time, on the date two (2) business days preceding the First Closing Date, delivery of certificates for the shares of Option Shares, and payment therefor, shall be made at the offices of Cowen & Company, Financial Square, New York, New York at 10:00 a.m., New York City time, on the third (3rd) business day after the exercise of such option. The date and hour of such delivery and payment are herein called the "Option Closing Date."

         (c) Payment for the Shares purchased from the Company shall be made to the Company or its order in New York, New York by one or more certified or official bank check or checks in New York Clearing House (next-day) funds or, at the Company's election, by wire transfer of immediately available funds to an account designated by the Company. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three business days before the First Closing Date, in the case of Firm Shares, and at least 24 hours prior to the purchase thereof in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of the agent for Cowen & Company not less than one full business day prior to the First Closing Date or, in the case of the Option Shares, by 3:00 p.m., New York City time, on the business day preceding the Option Closing Date.

         It is understood that each of you, individually and not on behalf of the other Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any underwriter whose check shall not have been received by you on the First Closing Date or any later date on which Option Shares are purchased for the account of such other Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

      6. Further Agreements of the Company. The Company hereby covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceedings for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any action by the NASD suspending or terminating the inclusion of the Shares on the Nasdaq National Market, or (v) the receipt by the Company of notice of the initiation or threat of any proceedings for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the First Closing Date, deliver to each of you a copy of the signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a copy of the signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you), (ii) deliver to each of you additional conformed copies of each of the foregoing (but without exhibits), (iii) deliver to each of you, at such office or offices you may designate, as many copies of the Prospectus as you may reasonably request, and (iv) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to each of you as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act. The foregoing delivery requirements shall include any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus.

         (d) If at any time during the period in which a Prospectus is required by law to be delivered by any Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. The Company authorizes the Underwriters and all dealers to whom any of the shares may be sold by the Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your approval after reasonable notice thereof, such approval not to be unreasonably withheld or delayed, a copy of any post-effective amendment to the Registration Statement proposed to be filed or a copy of any document proposed to be filed under the Exchange Act before the termination of the offering of the Shares by the Underwriters.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to taxation as doing business in a jurisdiction where it is not now doing business. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period (not in excess of 180 days after the commencement of the public offering of the shares by the Underwriters) as you may reasonably request for distribution of the Shares.

         (g) During a period of two years commencing with the date hereof, the Company will furnish to each of you and, upon request, to each of the other Underwriters copies of all periodic and special reports furnished to stockholders of the Company and of all reports filed with the Commission under
Section 13(a) or 15(d) of the Exchange Act

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the registration statement" (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders in the manner contemplated by Rule 158(b) under the Securities Act an earning statement in accordance with Section 11(a) of the Securities Act and the rules and regulations thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Pre-Effective Prospectus and the Prospectus (including, without limitation the fees and expenses of the Company's accountants and counsel), (ii) the furnishing to the Underwriters of copies of any Pre-Effective Prospectus and of the several documents required by Section 6(c) to be so furnished, (iii) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in Section 6(d), (iv) the furnishing to the Underwriters of the reports and information referred to in Section 6(g), (v) the printing and issuance of stock certificates, including the transfer agent's fees, (vi) the reproduction of this Agreement and related documents delivered to the Underwriters and (vii) the costs of listing the Shares on the Nasdaq National Market.

         (j) The Company agrees to reimburse you for blue sky fees and related disbursements (including costs of reproducing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel under state securities or blue sky laws and for fees and related disbursements (including reasonable legal fees and disbursements of counsel) in connection with such filings as may be required by the NASD with respect to the offering contemplated hereby.

         (k) The Company agrees that, without the prior written consent of Cowen & Company on behalf of the Representatives and the Underwriters, the Company will not sell, offer, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for or warrants to purchase Common Stock for a period of 90 days after the Effective Date, other than (i) the shares to be sold to the Underwriters pursuant to this Agreement, (ii) shares of Common Stock issued upon the exercise of options granted under the Company's 1992 Equity Incentive Plan (the "Option Plan") or under the Company's 1995 Director Stock Option Plan (the "Director Plan") or upon the exercise of warrants previously issued, (iii) shares of Common Stock issued under the Company's 1995 Employee Stock Purchase Plan ("ESPP") and (iv) options to purchase Common Stock granted under the Option Plan, Director Plan or ESPP. For purposes of this Section 6(k) a sale, offer, option or disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A, but shall not include a sale, offer, option or disposition under circumstances where the holder may not, for a period of at least 90 days after the commencement of the public offering of the Shares by the Underwriters, sell the shares of Common Stock acquired by the holder to the public.

         (l) The Company shall cause each officer and director of the Company, and each stockholder of the Company listed on Schedule II hereto that has not furnished to you such a letter or letters prior to the date of this Agreement, to furnish to you, on the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, sell, distribute or otherwise dispose of any shares of Common Stock during the 90 days following the Effective Date, except with the prior written consent of Cowen & Company.

         (m) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

         (n) The Company will not take, directly or indirectly, any action designed to cause or result in or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

      7. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceedings which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any document filed under the Exchange Act and incorporated by reference therein) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pre-Effective Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that (i) the indemnity agreement of the Company contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Pre-Effective Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, or any Blue Sky Application and (ii) the indemnity agreement contained in this Section 7(a) with respect to any Pre-Effective Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Pre-Effective Prospectus was corrected in the Prospectus (or the Prospectus was amended or supplemented) unless such failure is the result of noncompliance by the Company with Section 6(c) hereof.

         The indemnity agreement of the Company contained in this Section 7(a) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, and each person (including each partner or officer thereof), if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceedings which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Pre-Effective Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or (iii) any Blue Sky Application, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only if such statement or omission was made in reliance upon and in conformity with information furnished in writing as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter expressly for use in any Pre-Effective Prospectus, the Registration Statement, the Prospectus, or any such amendment or supplement thereto, or any Blue Sky Application.

         The indemnity agreement of each Underwriter contained in this Section 7(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

         (c) Each party indemnified under the provisions of Section 7(a) or 7(b) agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceedings against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceedings to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled to participate in the defense of any action, suit or proceedings against, or investigation or inquiry of, any indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceedings, in which event such defense shall be conducted at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determined that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceedings or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled, at the expense of the indemnifying party or parties, to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and (ii) in any event, the indemnified party or parties shall be entitled, at its own expense, to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Section 7(a) through 7(c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceedings, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the provision to the preceding sentence, and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceedings.

         (d) Notwithstanding the above, in no event shall the indemnifying parties be responsible for fees and expenses of more than one counsel for all indemnified parties in connection with one action (or separate but similar or related actions) arising out of the same general allegations or circumstances. Further, no indemnifying party shall be responsible for any settlement of an action or claim effected without its written consent.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above although applicable in accordance with its terms, then each such indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro-rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contributions may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought of any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) hereof).

         (f) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceedings in respect of which indemnification may be sought hereunder (whether or not such indemnifying party or any person who controls such indemnifying party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless the indemnifying party uses its reasonable efforts to insure that such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceedings.

      8. Termination. This Agreement may be terminated by you by giving written notice to the Company (i) if at or prior to the First Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange or Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities;
(ii) if after the date of this Agreement trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis, which, in either such case, in the judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Shares on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding pending or threatened, which, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus, or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) - (v) together with any other such event that makes it, in your judgment, impractical or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to honor all of its obligations set forth in Sections 6(i), 6(j) and 7 hereof.

      9. Conditions of Underwriters' Obligations. The obligations of each of the Underwriters to purchase and pay for the Shares shall be subject to the performance by the Company of all of its obligations to be performed hereunder at or prior to the First Closing Date or the Option Closing Date, as the case may be, and to the following further conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (if required) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been at or prior to the First Closing Date reasonably acceptable to Hale and Dorr LLP, counsel for the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

         (c) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Palmer & Dodge LLP, counsel for the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

             (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease the properties known to us to be owned or leased by it and to conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a materially adverse effect upon its business; and to such counsel's knowledge the Company does not own or control, directly or indirectly, any corporation or other entity other than those that are not "significant subsidiaries" within the meaning of the Commission's Regulation S-X.

             (2) The Underwriting Agreement has been duly authorized, executed and delivered by the Company; the performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or a violation of any of the terms and provisions of, or constitute a default under (A) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the property of the Company is bound, (B) the corporate charter or bylaws of the Company or (C) (assuming compliance with all applicable federal and state securities laws) any statute, rule or regulation or any order of any court or governmental agency or body having jurisdiction over the Company or over any of its properties.

             (3) Except as set forth in the Prospectus, there is not known to such counsel any action, suit or proceeding, at law or in equity, pending against the Company before any court or administrative agency, which, if determined adversely to the Company, would materially adversely affect the business, operations, financial condition, income or business prospects of the Company, or prevent the consummation of the transaction contemplated by this Underwriting Agreement.

             (4) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Shares have been duly authorized and, when issued and paid for as provided in the Underwriting Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights. To such counsel's knowledge, no person or entity holds a right to require or participate in a registration under the Securities Act of shares of Common Stock of the Company with respect to the registration of shares pursuant to the

Registration Statement, and no person holds a right to require registration under the Securities Act of shares of Common Stock of the Company at any other time.

             (5) The Registration Statement has become effective under the Securities Act, and to such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings therefor are pending or threatened by the Commission.

             (6) The Registration Statement, each Preliminary Prospectus, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and schedules or other financial data included therein). In passing upon the form of such documents, such counsel need not have independently verified and is not passing upon, and may have necessarily assumed the correctness and completeness of, the statements made therein and take no responsibility therefor.

             (7) Such counsel has reviewed all contracts of the Company referred to in the Registration Statement. The descriptions thereof (insofar as such descriptions constitute a summary of the legal matters referred to therein) are accurate in all material respects (except that such counsel need express no opinion as to any descriptions thereof appearing in the financial statements, schedules and other financial or statistical data contained in the Registration Statement or incorporated by reference therein). With respect to any contract description appearing in any document incorporated by reference in the Registration Statement that is modified or superseded by a description in the Prospectus, the foregoing opinion is limited to the description of such contract appearing in the Prospectus. Such counsel need express no opinion as to the validity or enforceability of any contract referred to.

             (8) Such counsel does not know of any contracts or other documents required to be filed as an exhibit to the Registration Statement which have not been so filed.

             (9) Each approval, consent, order, authorization, designation, declaration or filing by or with any United States regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Underwriting Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect (except that no opinion shall be given as to state and foreign securities laws or approvals required from the NASD).

             (10) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, nor will the Company become such after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Prospectus.

         In rendering such opinion, such counsel may rely as to matters governed by laws of jurisdictions other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, or federal laws, on opinions of local counsel in such jurisdictions. Further, such counsel may state that they are not passing upon any matters relating to patents, trademarks or United States Food and Drug Administration regulation or other Federal or state regulation of pharmaceutical products. Such counsel may state that as to various questions of fact material to their opinion, they have relied upon representations made in or pursuant to this Agreement and upon certificates of officers of the Company. In addition to the matters set forth above, the opinion shall also include a statement to the effect that no facts have come to such counsel's attention which would cause such counsel to believe that the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, on the Closing Date, the Prospectus and the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no belief as to the financial statements and schedules or other financial data included therein). With respect to such statement, such counsel may state that their belief is based on the procedures set forth therein, but is without independent check and verification.

         (d) On each Closing Date there shall have been furnished to you the opinion (addressed to the Underwriters) of Hamilton, Brook, Smith & Reynolds, P.C., patent counsel to the Company, dated such Closing Date and in form and substance satisfactory to counsel for the Underwriters to the effect that such counsel is familiar with that portion of the technology used by the Company in its business concerning which such counsel has been consulted and has read the Registration Statement and the Prospectus, including in particular the portions of the Registration Statement and the Prospectus under the captions "Risk Factors-Dependence on Patents and Proprietary Technology" and "Business-Patents and Trade Secrets" (the "Technology Portion"), such counsel consents to being named as an "Expert" in the Registration Statement, if required by the Securities Act and the rules and regulations thereunder, and:

             (i) such counsel has no knowledge of any fact which would preclude the Company from having clear title to the Company's patents and patent applications referenced in the

                    Technology Portion. To the best of such counsel's knowledge, none of the patents owned by the Company is unenforceable or invalid. To the best of such counsel's knowledge, the Company has not received any notice of infringement of or conflict with rights or claims of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which is reasonably likely to result in any material adverse effect upon the Company. Such counsel is not aware of any patents of others which are infringed by specific products or processes referred to in the Prospectus in such manner as to materially and adversely affect the Company.

             (ii) to the best of such counsel's knowledge, other than proceedings (except interference proceedings) of the various patent and trademark offices, there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

             (iii) the statements in the Technology Portion of the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present, in all material respects, the information called for with respect to such documents and matters; provided, however, that such counsel may rely on representations of the Company with respect to the factual matters contained in such statements, and provided that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects.

         (e) The Underwriters shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective date as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change in the business, properties, operations, financial condition, income or business prospects of the Company, as presently being conducted, whether or not arising from transactions in the ordinary course of business, and, since such dates except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein that would be required to be disclosed therein, (iv) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any franchise agreements, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vi) the representations and warranties of the Company herein are true and correct in all material respects as of the First Closing Date or the Option Closing Date, as the case may be.

         (f) The Underwriters shall have received on the First Closing Date and on the Option Closing Date a certificate, dated the First Closing Date or the Option Closing Date, as the case may be, and signed by the President of the Company, stating that to the best of his knowledge, the representations and warranties of the Company in this Agreement are true and correct.

         (g) The Underwriters shall have received from Ernst & Young LLP a letter or letters, addressed to the Underwriters and dated the Effective Date, the First Closing Date and the Option Closing Date, as the case may be, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five business days prior to the Effective Date, First Closing Date, or the Option Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Effective Date, First Closing Date or the Option Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the Original Letter or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company not contemplated by the Prospectus which, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Shares as contemplated by the Prospectus.

          (h) The Representatives of the Underwriters shall have been furnished evidenced in usual written or fax form from the appropriate authorities of the several states, or other evidence satisfactory to you, of the qualification referred to in Section 6(f) hereof.

          (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company, the performance of their respective obligations hereunder and as to other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          All the agreements, opinions, certificates and letters referred to in this Section 9 or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Hale and Dorr, counsel for the Underwriters, shall reasonably be satisfied that they comply in form and scope.

      In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs and expenses referred to in Sections 6(i) and 6(j) hereof, and (ii) if this Agreement is terminated by the Underwriters because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein required to be fulfilled by the Company, or to comply with any provision hereof other than by reason of a default by any of the Underwriters or the occurrence of an event specified in Section 8, the Company will reimburse the Underwriters, severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

      10. Conditions of the Obligations of the Company. The obligation of the Company to deliver the Shares shall be subject to the conditions that (a) the Registration Statement shall have become effective, and (b) no stop order suspending the effectiveness of the Registration Statement thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

      In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to the

Underwriters. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, (i) that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses referred to in Sections 6(i) and 6(j) hereof.

      11. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or proceedings arising out of or based upon any statement or omission, or any alleged statement or omission, described in
Section 7(a) of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, (i) to the extent that indemnification under
Section 7(a) is held to be unavailable by its terms then such expenses shall be promptly refunded to the Company by the indemnified persons who received such expenses, and (ii) the Company shall not be obligated to so reimburse the Underwriters to the extent it is not liable for such expenses under the fifth sentence of Section 7(c).

      12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 7 and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

      13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by fax and, if to the Underwriters, shall be mailed, telecopied or delivered to Cowen & Company, Financial Square, New York, New York 10005, telecopy no. (212) 480-8212; and if to the Company, shall be mailed, telecopied or delivered to it at its office at Nine Fourth Avenue, Waltham, Massachusetts 02154, telecopy no. (781) 290-5890. All notices given by fax shall be promptly confirmed by letter.

      14. Miscellaneous.

          (a) The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any party hereto and (iii) delivery of and payment for the Shares under this Agreement; provided, however, that if this Agreement is terminated prior to the First Closing Date, the provisions of Sections 2, 3, 5 and 6 (except for paragraphs (i) and (j) thereof) shall be of no further force and effect, and provided further that no party shall be barred from taking any action or seeking any remedy with respect to the breach of any representation, warranty or covenant contained in this Agreement prior to the termination.

          (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.




                           (intentionally left blank]

      Please sign and return to the Company the enclosed duplicate of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    GELTEX PHARMACEUTICALS, INC.



                                    By:________________________________

                                    Title:_____________________________

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written

COWEN & COMPANY
HAMBRECHT & QUIST LLC
CIBC OPPENHEIMER CORP.
Acting on behalf of themselves
  and as the Representatives of
  the Several Underwriters

BY:  COWEN & COMPANY


By:_____________________________

Title:__________________________

                                   SCHEDULE I


                                                   Number of Firm Shares
      Underwriters                                    to be Purchased
      ------------                                 ---------------------

Cowen & Company
Hambrecht & Quist LLC
CIBC Oppenheimer & Co., Inc.


Total                                                    2,500,000

                                   SCHEDULE II

                                                      Shares Subject to
Stockholders                                          "Lock-up" Letters
------------                                          -----------------

Genzyme Corporation                                         100,000